Exhibit 99.2

For Immediate Release

Biota Pharmaceuticals Announces Appointment of New Executive Officers

ROCKVILLE, Maryland — November 14, 2012 — Biota Pharmaceuticals, Inc. (NASDAQ:BOTA) today announced the appointment of Russell H. Plumb as its Chief Executive Officer and Joseph M. Patti, M.S.P.H., Ph.D. as Executive Vice President, Corporate Development & Strategy. Mr. Plumb will also join the Board of Directors.

“Biota’s move to the United States marks the beginning of a transformative period for the company. With two drugs on the market and a robust pipeline anchored by laninamivir, Biota represents a truly unique opportunity and I’m excited to play a role in maximizing the Company’s potential,” commented Russell H. Plumb, Biota Pharmaceuticals Chief Executive Officer.

Mr. Plumb previously served as President, Chief Executive Officer and Chief Financial Officer of Inhibitex, Inc., a U.S. publicly-traded, clinical-stage drug development company, from December 2006 through February 2012, when it was acquired by Bristol-Myers Squibb for approximately $2.5 billion. Prior to its acquisition, Inhibitex had focused its resources in recent years on developing antiviral, small molecules, including compounds to treat hepatitis C virus (HCV) infection. From 2000 to December 2006, Mr. Plumb was the Chief Financial Officer of Inhibitex, during which time he oversaw numerous financing transactions, including the company’s initial public offering in 2004.

Dr. Patti was a co-founder of Inhibitex, and served as Chief Scientific Officer and Senior Vice President of Research and Development of Inhibitex from 2007 through February 2012. Prior to that, he served as the Vice President, Preclinical Development and Chief Scientific Officer of Inhibitex from 1998 to 2007 and Vice President of Research and Development from 2005 to 2007.

“Russ and Joe are talented and proven executives who bring a successful track record of leading and operating drug development companies,” said Jim Fox, Chairman of the Board of Directors of Biota. “I believe that the strong commercial skills exhibited by Russ and Joe will augment the excellent science of Biota and create a unique value proposition for our shareholders.”

Peter Cook, who resigned as the Chief Executive Officer of Biota Holdings upon the completion of the previously announced merger transaction between Biota Holdings Limited and Nabi Biopharmaceuticals that created Biota Pharmaceuticals, Inc., serves as a director of the company.

About Biota

Biota is a leading anti-infective drug development company, based in Rockville, Maryland with key expertise in respiratory diseases, particularly influenza.

Biota developed its first-in-class neuraminidase inhibitor, zanamivir, subsequently marketed by GlaxoSmithKline as Relenza™. Biota research breakthroughs include a series of candidate drugs aimed at treatment of respiratory syncytial virus (RSV) disease and Hepatitis C (HCV) virus infections. Biota also has an advanced program for the treatment of human rhinovirus (HRV) infection, with a successfully completed Phase IIb study in asthmatic subjects.

In addition, Biota and Daiichi Sankyo co-own a range of second generation influenza antivirals, of which the lead product, laninamivir, is approved and marketed as lnavir® in Japan. Biota also holds a contract from the U.S. Office of Biomedical Advanced Research and Development Authority (BARDA) for the advanced development of laninamivir in the USA.

Relenza™ is a registered trademark of the GlaxoSmithKline group of companies.

Inavir® is registered to Daiichi Sankyo.

Forward-Looking Statements

Statements set forth above that are not strictly historical are forward-looking statements. You can identify these forward-looking statements because they involve our expectations, intentions, beliefs, plans, projections, anticipations, or other characterizations of future events or circumstances. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those in the forward-looking statements as a result of any number of factors. These factors include, but are not limited to, risks that are more fully discussed in Biota’s Annual Report on Form 10-K, as amended, for fiscal year ended December 31, 2011, Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2012 and definitive proxy statement for the stockholders special meeting filed with the SEC on August 7, 2012, as supplemented by the supplement dated September 25, 2012, under the captions “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” and elsewhere in such documents. We do not undertake to update any of these forward-looking statements or to announce the results of any revisions to these forward-looking statements except as required by law.

Further information

Investor / Analyst Enquiries	Media Enquiries
Biota Pharmaceuticals, Inc.	Blueprint Life Science Group
Damian Lismore	Hershel Berry
T: +61 3 9915 3721	T: +1 415 375 3340 Ext. 102